UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

            Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

                                 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 11, 2018, Donegal Group Inc. (“DGI”) and Donegal Mutual Insurance Company (“DMIC”) entered into an agreement and plan of merger whereby Northwest Bancshares, Inc. (“Northwest”) will acquire Donegal Financial Services Corporation (“DFSC”) and its wholly owned subsidiary, Union Community Bank, for approximately $85.0 million in a combination of cash and Northwest common stock. Immediately prior to the closing of the merger, DFSC will pay a dividend of approximately $30.0 million to DGI and DMIC. Thus, DGI and DMIC will receive approximately $115.0 million from the merger and the dividend.

Under the terms of the agreement, payment will be 50% cash and 50% stock, with the stock portion consisting of a fixed exchange of 137.84 Northwest shares for each of DFSC’s 17,864 outstanding shares. The exchange ratio was based upon the average per share closing price of Northwest’s stock for the ten trading days ended June 4, 2018, which was $17.26. The agreement provides that the exchange ratio will switch to a floating basis if the value of Northwest’s shares during a period ending the fifth trading day prior to closing is less than $15.53 or greater than $18.99, in an effort to provide protection to both parties such that the total purchase price shall not be less than $80.75 million or more than $89.25 million. Northwest also has the right to alter the mix of cash and stock to be received if the value of Northwest’s shares during the calculation period is less than $15.53.

As the owner of 48.2% of DFSC’s common stock, DGI will receive a dividend payment from DFSC of approximately $14.5 million and consideration from Northwest that will range in value from $38.9 million to $43.0 million. DGI anticipates that it will realize an after-tax gain, net of transaction-related expenses, within a range of $8.9 million and $12.5 million, or approximately $.32 to $.45 per Class A common share, upon closing of the transaction. Subject to receipt of various regulatory approvals and satisfaction of other customary closing conditions, the parties anticipate that the dividend will be paid and the merger will close during the first quarter of 2019.

DGI issued a press release on June 12, 2018, which DGI files as an exhibit to this Form 8-K Report and which DGI incorporates by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of Donegal Group Inc. dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice
President and Chief Financial Officer

Date: June 12, 2018